UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 18, 2013

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On June 18, 2013, R. Todd Bradley, Executive Vice President, Printing and Personal Systems Group of Hewlett-Packard Company (“HP”) accepted the position of Executive Vice President, Strategic Growth Initiatives of HP.  In connection with his acceptance of that position, as of June 18, 2013, Mr. Bradley no longer serves as Executive Vice President, Printing and Personal Systems Group.

Item 8.01.	Other Events.

On June 18, 2013, HP announced that Dion Weisler, currently Senior Vice President for HP’s Printing and Personal Systems Group in the Asia Pacific region, will succeed Mr. Bradley as Executive Vice President, Printing and Personal Systems Group, effective immediately.  HP also announced that Nicholas Lazaridis will succeed Mr. Weisler as Senior Vice President of the Printing and Personal Systems Group in the Asia Pacific region on an interim basis until a permanent successor is appointed.  Mr. Lazaridis currently serves as Chief Operating Officer of the Printing and Personal Systems Group in the Asia Pacific region.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: June 18, 2013	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary